PURCHASE & SALE AGREEMENT

THIS AGREEMENT made this 9th day of March, 2006 amends and supersedes any and all prior written and oral agreements between the Parties hereto regarding the subject matter contained here within.

Between: International Graphite Inc., an Ontario corporation
                  ("IGI")
And:              Crich Holdings & Buildings Ltd.
                  ("CHB")
And:              Graphite Technology Group, Inc., a Delaware corporation
                  ("GTG")

                  (the "Parties")

WHEREAS the Parties here were or are also parties to prior existing agreements with respect to the subject matter hereof and did previously agree to perform certain things required to be performed by those prior agreements that when performed were meant to result in the sale of mining claims and leases owned by IGI to GTG, and which performance specifically included the obligation of GTG to purchase priority security lien interests of creditors of IGI over mining equipment, mineral claims and mineral leases then owned by IGI, AND, conditional upon GTG accomplishing the aforementioned and together with additional payment by GTG to IGI, for IGI to transfer all of the mining claims and leases owned or controlled by IGI to GTG.

NOW THEREFORE, this Agreement does replace and supersede any and all prior existing agreements between any of the Parties here, whether written or oral and whether performed, performed in part, or not performed,

AND THEREFORE, this Agreement witness that in consideration of the premises as set out herein and the sum of One Hundred Twenty Five Thousand dollars ($125,000.00) in the lawful money of Canada now paid to CHB by Graphite Technology, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and the Agreements hereinafter contained, the Parties hereto agree as follows:

                                    ARTICLE I
                        DEFINED TERMS AND INTERPRETATION

1.1 DEFINITIONS. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

            A. "CHB" means Crich Holdings & Buildings Ltd., an Ontario corporation, a shareholder of IGI and a corporation that has made shareholder advances to IGI over time, which advances together with interest thereon are immediately due and payable by IGI.

            B.   "CHB ADVANCES" means CDN $605,010. .

            C. "GTG" means Graphite Technology Group, Inc., a Delaware corporation.

            D. "IGI" means an Ontario company formed to own and operate the mineral claims and leases constituting +/-3000 acres near Huntsville, Ontario, Canada, comprising the former producing "Kearney Graphite Mine".

            E. "CLOSING" means on or before Monday, March 27, 2006, and no other date whatsoever.

            F. "CONSENTS" means consents, approvals, authorizations, and any form of agreement necessary to give valid affect to this agreement of the Parties.

            G. "CONTRACTUAL OR OTHER RIGHT OR OBLIGATION" means any form of agreement, contract, instrument, license, permit, registration, judgement, order, decree, indenture, lease, engagement, or commitment.

            H. "EFFECTIVE DATE" means the date first written above.

            I. "ENCUMBRANCE" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, demand, action, restriction, order, judgement, decree, encumbrance or right or privilege affecting or capable of affecting title or rights of owner to carry on mining activities or otherwise make use of the mineral claims and leases in compliance with law and in compliance with applicable regulation.

            J. "EQUITY PARTICIPATION UNITS" means the issue by GTG of 50,000 Equity Participation Units to each of the shareholders of IGI or as they may direct (or the "Units"), and 50,000 Equity Participation Units to CHB, the aggregate amount of 250,000 Units comprised of 250,000 common shares of GTG and one-half common share purchase unit warrants per each share, each warrant entitling the holder to purchase one-half common share of GTG on the terms contained therein.

            K. "ISSUER" means Graphite Technology Group, Inc., or its successor.

            L. "ISSUER SECURITIES" means 250,000 Equity Participation Units and the Promissory Note issued to CHB, forming part of the Consideration of the Purchase Price; and, when issued, form part of the capital of the Issuer.

            M. "PARTIES" means the parties to this Agreement; and "PARTY" means any of them.

            N. "PERMITTED ENCUMBRANCES" means defects or irregularities in title which are of a minor nature and do not, in the aggregate, adversely affect the interest of the Parties.

            O. "PROMISSORY NOTE" means the note between GTG (Borrower) and CHB (Lender) in the principal amount of the CHB Advances less $125,000 in lawful money of Canada, the amount paid to CHB at Closing, and to be entered into at the time of Closing.

            P. "PROMISSORY NOTE TERMS" means the terms of the Promissory Note when entered into at the time of Closing shall be for a term of two
            (2) years, pay interest at the rate of 5% to be paid in the equivalent value common shares of GTG, paid quarterly in arrears, payment of CDN $100,000 on the first anniversary of the Promissory Note and the balance of principal due at the maturity date, 2 years from the date entered into the Promissory Note attached hereto as Schedule "B".

            Q. "PROPERTY" shall have the meaning ascribed to all IGI's right, title and interest in and to the land, rights and permitted uses pursuant to mineral leases and mineral claims partly comprising the former known Kearney Graphite Mine, which claims and leases are listed in Schedule "A" attached hereto.

            R. "PURCHASE PRICE" means the value ascribed to (i) cancellation of the priority security lien interest and amounts due by IGI to Merchant Capital Group, Inc. in connection with the defaulted loan between IGI and Merchant Capital Group, Inc., and (ii) the entering into a promissory note agreement between GTG and CHB upon the terms thereof, and (iii) 50,000 Equity Participation Units to each of the shareholders of IGI, and (iv) 50,000 Equity Participation Units issued by GTG to CHB.

            S. "TAXES" means any municipal taxes or real estate taxes, goods and services taxes, retail sales taxes and other taxes, assessments, levies, imposts or charges payable to or exigible by any governmental agency, authority or instrumentality upon the Property.

            T. "THIS AGREEMENT", "HEREIN", "HERETO", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this Agreement, also this "Purchase & Sale Agreement", and not to any particular clause, sub-clause, section, subsection or paragraph, or other portion hereof, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation of this Agreement and any schedules hereto or thereto;

1.2 GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number shall include the plural and vice versa.

1.3 HEADINGS, ETC. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only, and shall not affect or be utilized in the construction or interpretation hereof.

1.4 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of Ontario and the federal laws of Canada applicable therein. The Parties irrevocably submit to the jurisdiction of the courts of the Province of Ontario.

                                   ARTICLE II
                      PROPERTY SUBJECT TO PURCHASE AND SALE

2.1 PROPERTY: all right, title, and interest, in and to mineral leases and mineral claims as more particularly described in Schedule "A" attached hereto, owned by IGI, and by reference here made part of this Agreement.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF GTG

3.1 REPRESENTATIONS AND WARRANTIES OF GTG. GTG represents and warrants to IGI and CHB as follows, and acknowledges IGI and CHB rely upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

3.1.1 DUE INCORPORATION AND SUBSISTENCE OF GTG. GTG is duly incorporated, organized and validly subsisting and in good standing under the laws of the State of Delaware, the United States.

3.1.2 CONSENTS. There are no Consents or filings required to be obtained or made by GTG in order to complete the transactions contemplated by this Agreement.

3.1.3 RESTRICTIVE DOCUMENTS. GTG is not subject to or party to any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing consummation of the transaction contemplated by this Agreement or compliance by GTG with the terms, conditions and provisions hereof.

3.1.4 FILINGS. GTG is up-to-date in all filings with all requisite regulatory agencies and is in good standing with respect to all requisite filings.

3.1.5 LITIGATION. There is no action, suit, proceeding, at law or in equity, claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding by or before, or to the best knowledge of GTG, threatened against or affecting GTG to perform its obligations in respect of this Agreement.

3.1.6 COMPLIANCE WITH LAWS. GTG, with respect to all matters contained here within, is acting in compliance with all applicable laws, rules and regulations of each jurisdiction in which GTG is bound; and with all applicable orders, judgements and decrees by which GTG is bound and not in breach of any such laws, rules, regulations, orders, judgements and decrees.

                                   ARTICLE IV
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

4.1 SURVIVAL. All covenants, representations and warranties made herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement, other than those which are expressly waived in writing as part of the Closing shall survive the execution and delivery of this Agreement.

                                    ARTICLE V
                                     CLOSING

5.1.1 CLOSING. Closing will occur on or before March 27, 2006 at the time mutually agreed and place decided by the Parties. Closing will occur on that date and no other date. Failure to close on that date shall mean and infer the obligations of the Parties each to each other pursuant to this Agreement shall cease and have no effect

5.1.2 DELIVERABLES BY IGI. At the time of Closing, IGI will deliver the Property for transfer to GTG.

5.1.3 DELIVERABLES BY GTG. At the time of Closing, GTG will deliver to IGI (i) 200,000 Equity Participation Units issued for the benefit of IGI, and (ii) 50,000 Equity Participation Units issued for the benefit of CHB, and (iii) the cancelled loan and related security interest of Merchant Capital Group, Inc. together with any pertinent documentation as IGI may require to evidence same, and (iv) the Promissory Note between GTG and CHB; and, (v) payment of $125,000 lawful money of Canada made payable to CHB by way of certified or cashier's cheque; (vi) certified cheques or cashier's cheques for all goods and services tax ("GST") and retail sales tax payable as a result of this transaction in accordance with the Excise Tax Act, Canada or the Ontario Retail Sales Tax Act, Ontario to be delivered to IGI and IGI shall remit such GST and retail sales tax to the Canada Revenue Agency and the Ontario Ministry of Finance when and as and to the extent required pursuant to such Acts.


                                   ARTICLE VI
                                  CONSIDERATION

6.1 PAYMENT AT CLOSING & ADJUSTMENTS. The Purchase Price shall be satisfied by payment in the form and amount described in Article V 5.1.3 above. GTG makes such payment in consideration of the transfer of the Property by IGI to GTG.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 FURTHER ASSURANCES. To the extent reasonable and practicable or permitted by law, each of the Parties upon the request of the other, shall execute, acknowledge and deliver or cause to be done, all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement. IGI agrees that ownership and beneficial interest in and to the Equity Participation Units issued by GTG to IGI at the time of Closing will not be distributed, allocated, or further transferred to shareholders of IGI until such time as the Property is transferred to GTG. In the instance of any lien interests other than the priority lien interest of Merchant Capital Group, Inc. in the assets of IGI, arising or becoming known to be a lien interest in the Property, IGI will rely upon such value associated with its ownership of the Equity Participation Units to make such payments as may be required to remove any and all lien interests upon the Property. In the instance where IGI has not been able to settle such lien interests as may then exist, GTG may make such payment as it may choose to make at commercially reasonable terms, and those payments, if made, shall be deducted by those amounts from the Equity Participation Units. Notwithstanding anything hereinbefore contained, any payments made by GTG to retire or repay any lien interests upon the property shall not be deducted from the Equity Participation Units designated to be issued to CHB.

7.1.2 SUCCESSORS IN INTEREST. This Agreement and the provisions hereof shall be for the benefit of and be binding upon the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns, as the case may be.

7.1.3 NOTICES. Any notice, document or other communication required or permitted by this Agreement to be given by a Party hereto shall be in writing and sent by prepaid ordinary mail, or transmitted by any form of telecommunication to either Party to this Agreement as listed below:

                  Graphite Technology Group, Inc.
                  106 Lakeside Avenue, PO Box 210
                  Delano, PA 18220

                  International Graphite Inc.
                  c/o: Pete Snyder
                  39 Haida Place
                  Woodstock, ON, Canada N4T 1R8

7.1.4 ASSIGNMENT. This Agreement may not be assigned by any Party to this Agreement without prior written consent of all other Parties.

7.1.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts or duplicates, each of which when so executed and delivered, shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

7.1.6 ENTIRE AGREEMENT. This Agreement, the Schedules attached hereto forming part, together with any other agreements or documents to be delivered pursuant to this Agreement, sets forth the entire agreement among the Parties pertaining to the specific subject matter hereof and does replace and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements, whether oral or written, expressed or implied, statutory or otherwise, between the Parties in connection with the subject matter hereof except as specifically set forth herein.

7.1.7 AMENDMENTS. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

7.1.8 WAIVER. No delay or failure of any Party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such Party hereunder. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a Party to or any waiver by a Party of any breach of any provision of this Agreement shall not constitute consent, or waiver of any subsequent or other breach of the provisions of this Agreement.

7.1.9 SEVERABILITY. Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof and every other part thereof. In the event that any provision, or part thereof contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent: (a) the validity, legality or enforceability of such provision, or such part thereof in any other jurisdiction and of the remaining provisions contained in this Agreement,(or the remaining parts of such provision, as the case may be, shall not in any way be affected or impaired thereby; (b) the application of such provision or such part thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby; (c) such provision or such part thereof shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances.

7.10 SCHEDULES. Schedules attached herewith form part of this Agreement.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1 CONDITIONS PRECEDENT. The Parties have or will have performed all things required to be performed by each and all of the Parties set out hereunder, or referred to during the period prior to Closing.


                                   ARTICLE IX

                         REPRESENTATIONS OF CHB and IGI


9.1 REPRESENTATIONS OF CHB. The Purchaser acknowledges that CHB and IGI have made no representations, warranties, statements or promises with respect to or in any way related to any matter or thing whatsoever including, without limitation the title, description, nature, quality, quantity, size, merchantability, fitness for any purpose, state or condition of the property and that it has entered into this agreement on the basis that it will be conducting its own investigations and inspections of the property.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

GRAPHITE TECHNOLOGY GROUP, INC.

By:      /S/ Harold King
         --------------------
         Authorized Signatory


CRICH HOLDINGS & BUILDINGS LTD.

By:      /S/ Don Crich
         --------------------
         Authorized Signatory

INTERNATIONAL GRAPHITE INC.

By:      /S/ Pete Snyder
         --------------------
         Authorized Signatory

                                  SCHEDULE "A"

                DESCRIPTION OF PROPERTY: MINERAL CLAIMS & LEASES:

Registered: Southern Ontario - Division 90

Claim No.:
----------
SO 1156393
SO 1191252
SO 1191253
SO 1191254
SO 1191255
SO 1191256
SO 1191257
SO 1191258
SO 1191259

SO 884617
SO 884618
SO 884624
SO 884677
SO 884678
SO 884679
SO 894893
SO 894894
SO 943282
SO 943283
SO 943284
SO 943285
SO 943286

Lease Claims:

Lease: 105009: Claims: 808727, 808728, 808731, 831526, 831527, 808729, 808730
Lease: 106691: Claims: 884619, 884622, 884623, 884675, 884676, 831520, 831525,
1017211, 1017212
Lease: 106692: Claims: 884615, 884616, 884620, 884621, 831519, 1017210
Lease: 106812: Claims: 819214
Lease: 106813: Claims: 819215
Lease: 106814: Claims: 898531
Lease: 106815: Claims: 898532

                                  SCHEDULE "B"

                                 PROMISSORY NOTE

AMOUNT: $480.010.00                                         DUE:  MARCH 27, 2008


TO:               CRICH HOLDINGS & BUILDING LTD. ("CHB")

FROM:             GRAPHITE TECHNOLOGY GROUP, INC. ("GTG")

FOR VALUE RECEIVED, the undersigned promises to pay to or to the order of CHB the principal sum of Four Hundred and Eighty Thousand and Ten Dollars ($480,010.00) in lawful money of Canada at the times hereinafter provided for lump sum payments of principal, together with interest at the rate of five (5%) percent per annum, calculated half-yearly, not in advance, payable by quarterly interest payments satisfied by the issuance to CHB each quarter of that number of Common shares in the capital of GTG (or any successor corporation) having a fair market value, (as determined by a certified business valuator from GTG's external accounting firm), equal in value to the amount of the quarterly interest payment then due ("the quarterly fair market value determination") with the first such issuance of Common shares in favour of CHB to take place on June 27th, 2008..

A written opinion from the said certified business valuator with respect to the quarterly fair market value determination shall be delivered to CHB with the issued shares in the capital of GTG representing such valuation.

In addition to the quarterly issuance of Common shares representing the value of accrued interest as specified above, the undersigned shall make a lump sum payment of principal in the amount of $100,000.00 on the first anniversary date of this Note with the balance of the principal amount and all accrued interest to be due and payable on March 27, 2008. If any amount to be paid hereunder is not paid on its due date or if any of the Common shares in the capital of GTG are not issued on a quarterly basis as outlined above then, at the option of the holder of this Note, the balance of the outstanding principal together with all accrued interest shall immediately become due and payable.

The covenant to pay interest as set out herein shall not merge on the taking of a judgment or judgments with respect to any of the obligations herein stipulated and shall continue to accrue after default, demand and judgment.

The undersigned hereby waives presentment for payment, notice of non-payment, protest and notice of protest of this Note.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

The undersigned may make prepayments on account of principal at any time without notice or bonus.

The undersigned has executed this Promissory Note on the 13th day of March, 2006 by the hand of its signing officer duly authorized in that regard.

                         GRAPHITE TECHNOLOGY GROUP, INC.


                                    Per:    /S/ James E. Olive
                                            ---------------------------------
                                            Name: James E. Olive
                                            Position: Chief Executive Officer